COLONIAL TAX-EXEMPT INSURED FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 11/30/97


                                              a-b    6
                               FUND YIELD = 2 --- +1   -1
                                              c*d


                                                   CLASS A         CLASS B      CLASS C
                                                   -------         -------      -------
a = dividends and interest earned during
    the month ................................       $763,903      $163,105       $419

b = expenses accrued during the month                 161,775        58,851        126

c = average dividend shares outstanding
    during the month .........................     21,604,728     4,612,861     11,840

d = class maximum offering price per share
    on the last day of the month .............          $8.89         $8.47      $8.47


            YIELD ............................           3.79%         3.22%      3.53%

            TAX-EQUIVALENT YIELD: ............           6.27%         5.33%      5.84%
                                                         ----          ----       ----



